One Corporate Center
Rye, NY 10580-1422
GAMCO Investors, Inc
Fax (914) 921-5392
www.gabelli.com

For Immediate Release:	Contact:	Jeffrey M. Farber
Executive Vice President and Chief Financial Officer
(914) 921-5147

For further information please visit
www.gabelli.com

3rd Quarter 2010 Fully Diluted Earnings of $0.73 Per Share versus $0.53 Per Share for 3rd Quarter 2009
AUM at September 30, 2010 were $29.5 billion up over 20% from a year ago and 13% above June 30, 2010
Operating Income before management fee for the Third Quarter up 18%

Rye, New York, November 8, 2010 – GAMCO Investors, Inc. (GAMCO) (NYSE: GBL) announced third quarter 2010 earnings of $0.73 per fully diluted share versus $0.53 per fully diluted share in the third quarter 2009.  Net income was $20.1 million in the third quarter of 2010 compared to $14.7 million in the third quarter of 2009.  Assets Under Management (AUM) were $29.5 billion as of September 30, 2010, 20.6% higher than September 30, 2009 AUM of $24.5 billion and 13.2% above the June 30, 2010 AUM of $26.1 billion.

For the nine months ended September 30, 2010, earnings were $1.53 per fully diluted share versus $1.32 per fully diluted share for the comparable period in 2009.  Net income was $41.9 million for the nine months ended September 30, 2010 compared to $36.2 million in the prior year’s period.

Revenues increased 21.1% to $62.4 million in the third quarter of 2010 from $51.6 million a year ago.  Operating income before management fee was $23.0 million in the 2010 third quarter, up 18.2% from $19.5 million in the 2009 third quarter.

The Company had adjusted cash and investments of $461.6 million or $16.93 per share (net of $159 million of debt as well as noncontrolling interests and mandatorily redeemable interests) at September 30, 2010.  Book value was $441.1 million or $16.18 per share at September 30, 2010 excluding noncontrolling interests of $3.4 million.

The third quarter 2010 was highlighted by positive net AUM flows of $544 million, including inflows of $281 million in open-end equity funds.

Assets Under Management – Up 20.6% from September 30, 2009 and 13.2% above June 30, 2010

Assets Under Management (AUM) were $29.5 billion as of September 30, 2010, 20.6% greater than September 30, 2009 AUM of $24.5 billion and 13.2% above the June 30, 2010 AUM of $26.1 billion.  Equity AUM were $27.9 billion on September 30, 2010, 22.0% above the $22.8 billion on September 30, 2009 and 13.8% above the June 30, 2010 equity AUM of $24.5 billion.  Highlights are as follows:

-
Our open-end equity funds AUM were $10.0 billion on September 30, 2010, 26.0% higher than the $7.9 billion on September 30, 2009 and 14.7% above the $8.7 billion on June 30, 2010.  During the third quarter of 2010, we experienced net inflows of $281 million.

-
Our institutional and private wealth management business ended the quarter with $12.4 billion in separately managed accounts, up 20.4% from the $10.3 billion on September 30, 2009 and 13.8% higher than the June 30, 2010 level of $10.9 billion.

-
Our closed-end funds had AUM of $5.0 billion on September 30, 2010, climbing 15.2% from the $4.4 billion on September 30, 2009 and increasing 12.6% from the $4.5 billion on June 30, 2010. During the third quarter of 2010, we added $111 million through the “at the market” issuances.

-
Our investment partnerships AUM were $466 million on September 30, 2010 versus $291 million on September 30, 2009 and $406 million on June 30, 2010. During the third quarter of 2010, we had net inflows of $40 million.

-
AUM in The Gabelli U.S. Treasury Money Market Fund, our 100% U.S. Treasury money market fund, ranked #2 by Lipper based on total return among 69 U.S. Treasury Money Market Funds for the twelve month period ended September 30, 2010, was essentially flat at $1.6 billion at September 30, 2010 compared with $1.6 billion at both June 30, 2010 and September 30, 2009.

-
We earn base fees and incentive fees for certain institutional client assets, assets attributable to preferred issues for our closed-end funds, our Gabelli Global Deal Fund (NYSE: GDL) and investment partnership assets.  As of September 30, 2010, assets with incentive based fees were $3.0 billion, 11.1% higher than the $2.7 billion on September 30, 2009 and 7.1% above the $2.8 billion on June 30, 2010.  In general most of these relationships have year-end measurement periods, therefore our incentive fees are booked in the fourth quarter when the uncertainty is removed at the end of the annual measurement period.  Incentive fees recorded in the fourth quarter of 2009 and 2008 contributed $0.26 per share and $0.01 per share, respectively, after estimated direct costs and taxes.  Unearned performance fees relating solely to the first nine months of 2010 are estimated at $0.18 per share after estimated costs and taxes and, if earned, would be recorded in the fourth quarter.

The Gabelli U.S. Treasury Money Market Fund ranked #5 out of 69 funds for the first nine months of 2010, #2 out of 69 funds for the one-year period, #2 out of 63 funds for the five-year period and #2 out of 45 funds for the ten-year period.  The rankings are based on total return over the length of the period.  Past performance is not indicative of future results.  Investment returns and yield will fluctuate. Income will be subject to federal income tax. An investment in the Fund is not guaranteed nor insured by the Federal Deposit Insurance Corporation or any government agency. Although the Fund seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Fund.  During the respective periods, the Adviser has waived certain fees and reimbursed expenses.  Without such reimbursements or waivers, return and rankings would have been lower.

Investors should consider the investment objectives, risks, charges and expenses of the Fund carefully before investing. The prospectus, which contains more complete information about this and other matters, should be read carefully before investing.  You can obtain a prospectus by calling Gabelli & Company, Inc. at 1-800-GABELLI (1-800-422-3554), or by visiting http://www.gabelli.com.  Distributed by Gabelli & Company, Inc. One Corporate Center, Rye, NY 10580

Revenues

For the Quarter

Investment advisory and incentive fees for the third quarter 2010 were $50.2 million, an increase of 22.7% from the $41.0 million in the 2009 third quarter:

-	Open-end fund revenues were $23.9 million versus $19.1 million in third quarter 2009, an increase of 25.1% primarily due to higher average AUM.

-	Our closed-end fund revenues rose 22.4% to $9.3 million in the third quarter 2010 from $7.6 million in 2009.

-	Institutional and private wealth management account revenues, which are based primarily upon beginning of quarter AUM, increased 19.0% to $16.3 million from $13.7 million in third quarter 2009.

-	Investment partnership revenues were $0.7 million, an increase of 40% from the $0.5 million in 2009.

Our institutional research services generated revenues of $4.0 million in the third quarter 2010, decreasing 12.7% from $4.6 million in the third quarter 2009.

Open-end fund distribution fees and other income were $8.2 million for the third quarter 2010, an increase of $2.2 million or 35.6% from the prior year quarter of $6.0 million traceable to higher quarterly average assets in our open-end equity funds that generate such fees and an increased level of sales of load shares of mutual funds.

For the Nine months

Investment advisory and incentive fees for the nine months ended September 30, 2010 were $149.9 million, an increase of 33.6% from $112.1 million in the 2009 period:

-
Open-end fund revenues were $69.2 million for the nine months ended September 30, 2010 versus $51.7 million for the nine months ended September 30, 2009, an increase of 33.8% primarily due to higher average AUM.

-	Our closed-end fund revenues rose 35.0% to $27.0 million for the nine months ended September 30, 2010 from $20.0 million in 2009 on higher average AUM.

-
Institutional and private wealth management account revenues, which are based primarily upon prior quarter-end AUM, increased 32.1% to $51.4 million for the nine months ended September 30, 2010 from $38.9 million for the nine months ended September 30, 2009.

-	Investment partnership revenues were $2.2 million, an increase of $0.7 million or 46.7% from $1.5 million in 2009.

Institutional research services revenues were $12.0 million for the nine months ended September 30, 2010, decreasing 1.9% from the nine months ended September 30, 2009 amount of $12.2.

Open-end fund distribution fees and other income were $23.1 million for the nine months ended September 30, 2010, an increase of $7.3 million or 46.5% from the prior year nine month period of $15.8 million.  The main driver of this increase was higher average assets in our open-end equity funds that generate distribution fees and an increased level of sales of load shares of mutual funds.

Operating Income and Margin

Operating income before management fee was $23.0 million in the third quarter 2010, increasing $3.5 million from the third quarter 2009 amount of $19.5 million, or 18.2%.  For the third quarter 2010, the operating margin before management fee decreased to 36.9%, versus 37.8% in the third quarter of 2009.

Operating income before management fee was $68.8 million for the nine months ended September 30, 2010, increasing $21.5 million from the 2009 amount of $47.3 million, or 45.5%.  For the nine months ended September 30, 2010, the operating margin before management fee increased to 37.2%, versus 33.8% in the 2009 period due to the substantial increase in revenues while certain costs are fixed.

Other Income / (Expense)

Other income/(expense) (net of interest expense) was $12.6 million in the third quarter 2010 versus $7.0 million in the prior year’s third quarter.

Other income/(expense) (net of interest expense) was $5.3 million in the first nine months of 2010 versus $15.7 million in the prior year’s period.

Income Taxes

The effective tax rate for the third quarter 2010 was 36.4%, compared to the 2009 third quarter’s effective rate of 37.4%.

The effective tax rate for the nine months ended September 30, 2010 was 36.5%, compared to the prior year’s effective rate of 35.3%.  The prior period’s rate included a reduction to prior period income tax reserves.

Investment Highlights

-
Mutual fund performance continued to be solid during the third quarter as highlighted in J.P.Morgan’s August 16th report on publicly traded U.S. Asset Managers that listed GAMCO Investors, Inc. with the highest percentage of 4 & 5 star funds rated by Morningstar in terms of weighted average AUM at 87.4%

Business Highlights

-	GAMCO Strategic Value Fund, a Luxembourg SICAV was launched in accordance with the UCITS III regime. This launch allows us to reach both institutional and retail investors throughout the world.

-
On July 1, 2010, the Gabelli Green Long/Short Fund, L.P., that is managed by John Segrich, CFA, was launched.  The fund is focused on investing in companies whose products or services address the issue of sustainability.

-
Robert D. Leininger, CFA joined GAMCO as Portfolio Manager of the Gabelli Dividend and Income Trust Inc.  This is GAMCO’s largest closed-end fund with $1.8 billion in assets.  Mr. Leininger is a magna cum laude graduate of Amherst College with a degree in Economics and holds an MBA from the Wharton School at the University of Pennsylvania.  He was on the research team at GAMCO  from 1993 to 1997.

-
Howard Ward, team leader of the GAMCO Growth strategy and the portfolio manager of The GAMCO Growth Fund (GABGX) since 1994, has made numerous on-air appearances and has been quoted in several articles, including CNBC, FOX Business, The Wall Street Journal, Reuters and Bloomberg.com.

-
Zahid Siddique was added as Associate Portfolio Manager of the Gabelli Equity Trust Inc., GAMCO’s first closed-end fund, launched on August 21, 1986.  Mr. Siddique received a B.A. in Mathematics from Hamilton College and a B.S. in Industrial Engineering from Columbia University, where he was recognized by the National Industrial Engineering Honor Society.  He holds an MBA from Columbia University Graduate School of Business.

-
In September, Gabelli & Company, Inc., our Institutional Research services subsidiary, held its 16th Annual Aircraft Supplier Conference featuring management presentations from several leading aerospace and defense companies, with an emphasis on industry dynamics, new technologies, and company fundamentals.

-
In August, the Gabelli Healthcare & WellnessRx Trust (NYSE: GRX) completed an offering of 5.76% Series A Cumulative Preferred Shares valued at $30 million.  The 5.76% Series A Cumulative Preferred Shares are rated “AAA” by Standard & Poor’s Ratings Services, are perpetual, non-callable for five years and were issued at $25 per share.

-
During the fourth quarter, Gabelli & Company, Inc. has several conferences scheduled, including our 34th annual Automotive Aftermarket Symposium, 4th annual Water Investment Summit and our 3rd annual Best Ideas Conference.

-
As an update to the spin-off of Teton Advisors that we completed last March, Teton as of September 30, 2010 had AUM of $667 million, and the class A common stock, which trades under the symbol, TETAA, closed at $9.00.

-	We are starting up a new broker-dealer, to be headed by Agnes Mullady, which will distribute the Company’s open-end funds.

-
During the quarter, we completed the integration of the Florida-based NMF Asset Management LLC accounts, run by Nola Falcone, the former President of Evergreen Asset Management and former portfolio manager of a 5-star-rated Small Cap Fund.

Financial Highlights

Redemption of Convertible Notes

In September, we redeemed all of the 6% convertible notes due August 2011.  Also, on September 30, 2010, Cascade, the holder, exercised the put option on the $60 million 6.5% convertible note with respect to the entire $60 million.  Subsequently, on October 13, 2010, the Company paid $60.1 million of principal and accrued but unpaid interest to Cascade.  As a result, our only outstanding debt after October 13, 2010 is $99 million of the 5.5% senior notes due May 2013.

Statement of Financial Condition – Liquidity and Flexibility

We ended the quarter with approximately $641 million in cash and investments versus $646 million at June 30, 2010.  This included approximately $131.8 million invested in our new SICAV, The Gabelli Dividend & Income Trust, The Gabelli Global Deal Fund and Westwood Holdings Group, as well as other investments of $12.1 million, all classified as available for sale securities.  After adjusting for the redemption of all convertible notes on October 13, 2010, our cash and investments was $581 million.

We had adjusted cash and investments in securities, net of debt, noncontrolling interests and mandatorily redeemable shares, of $16.93 per share on September 30, 2010 compared with $16.62 per share on June 30, 2010.  We caution that this metric, while correct from an accounting point of view, is not always the same as investors would view cash-on-hand.

Our liquid balance sheet provides access to financial markets and the flexibility to opportunistically add operating resources to our firm, repurchase our stock and consider strategic initiatives, including acquisitions and lift-outs.  We have a BBB rating from Standard & Poor’s and a Baa3 rating from Moody’s.

The Company’s shelf registration provides GAMCO with the flexibility of issuing any combination of senior and subordinate debt securities, convertible debt securities and common and preferred securities up to a total amount of $400 million.

Book value was $441.1 million or $16.18 per share on September 30, 2010 compared to $442.1 million or $16.21 per share on June 30, 2010.

Shareholder Compensation

Dividends

On August 3, 2010, our Board of Directors declared a special dividend of $0.90 per share to all of its Class A and Class B shareholders, payable on September 14, 2010 to shareholders of record on August 31, 2010 and a quarterly dividend of $0.03 per share to all of its Class A and Class B shareholders, payable on September 28, 2010 to shareholders of record on September 14, 2010.  We returned $25.3 million and $0.8 million in dividends during the third quarter of 2010 and 2009, respectively.  For the nine months ended September 30, we returned $27.0 million and $2.8 million in 2010 and 2009, respectively.

    GAMCO announced that on November 5, 2010 its Board of Directors approved a special dividend of $0.80 per share in cash and $3.20 of principal per share in the form of a debenture.  The debenture is expected to be a five-year, zero coupon bond.  This special dividend will be declared and paid in 2010.  Further details will be announced in the future.

    The Board also declared a quarterly dividend of $0.03 per share to all of its Class A and Class B shareholders, payable on December 28, 2010 to shareholders of record on December 14, 2010.

During 2010, the Company began its second decade as a public company.  While we generally like to look forward, we wanted to provide some current information with comparative information from 10 years ago.

GAMCO INVESTORS, INC.

		Last 10
		Years

	9/30/2000		9/30/2010

Dow Jones	10,651		10,788

S&P 500	1,437		1,141

NASDAQ	3,673		2,369

Russell 2000	521		676

MSCI EAFE	1,539		1,561

GAMCO (GBL)

Stock Price w/o DIV	$ 25.13		$ 38.53

Stock Price w/ DIV	25.13		47.17

AUM (in millions)	$ 23,808		$ 29,521

# of Offices	3		10

# of Teammates	162		206

Analysts	17		35

PMs	10		17

Returned to Owners:

- Dividends per share	$ -		$ 8.24

- Stock repurchase	$ 7,897,682		$ 265,634,075	(since IPO)

- Teton Spin-off/share	$ -		$ 0.40

Share Repurchase and Stockholders’ Equity

From July 1, 2010 to November 5, 2010, the Company repurchased 13,500 of the Company’s shares at an average investment of $36.01 per share.

Since our IPO of six million shares at a price of $17.50 per share in 1999, we have repurchased 6,633,283 shares at an average price of $40.05 per share for an investment of $266 million and paid cumulative dividends of $231.2 million or $8.24 per share.

Shares outstanding on September 30, 2010 were 27.3 million, unchanged from June 30, 2010 and 1.1% below the 27.6 million shares outstanding on September 30, 2009.  The decline in the outstanding shares from September 2009 to September 2010 primarily reflects open market repurchases.  Fully diluted shares outstanding for the third quarter of 2010 were 27.3 million, 0.7% lower than the third quarter 2009’s level of 27.5 million and 0.4% higher than the second quarter 2010’s level of 27.2 million.

At September 30, 2010, the Company had 439,900 shares of restricted stock (RSAs) outstanding.  Of these, approximately 95,000 will vest in the fourth quarter of this year.

NOTES ON NON-GAAP FINANCIAL MEASURES

A.

(in millions, except per share data)	9/30/2010	12/31/2009	9/30/2009
Cash and cash equivalents	$244.1	$400.5	$463.4
Investments (trading)	195.2	113.8	135.3
Total cash and investments (trading)	439.3	514.3	598.7
Net amounts receivable from/(payable to) brokers	58.1	29.7	12.0
Adjusted cash and investments (trading)	497.4	544.0	610.7
Investments (available for sale)	143.9	96.7	91.5
Gross adjusted cash and investments	641.3	640.7	702.2
Less: Debt, noncontrolling interests and mandatorily redeemable shares	179.7	206.0	205.8
Total adjusted cash and investments	$461.6	$434.7	$496.4
Shares outstanding	27.3	27.6	27.6
Total adjusted cash and investments per share	$16.93	$15.75	$17.97

We believe adjusted cash and investments is a useful measure of the company’s liquidity for analytical purposes.

Net amounts receivable from/(payable to) brokers reflect cash and cash equivalents held with brokers and cash payable for securities purchased and recorded on a trade date basis for which settlement occurs subsequent to period-end.

B.
Operating income before management fee expense is used by management for purposes of evaluating its business operations.  We believe this measure is useful in illustrating the operating results of GAMCO Investors, Inc. (the “Company”) as management fee expense is based on pre-tax income before management fee expense, which includes non-operating items including investment gains and losses from the Company’s proprietary investment portfolio and interest expense.  The reconciliation of operating income before management fee expense to operating income is provided in Table VII.

C.	Incentive fees per share

	Third	Third	Fourth	Fourth
	Quarter 2010	Quarter 2009	Quarter 2009	Quarter 2008
(in thousands, except per share data)	(unearned)
Performance fee revenue	$15,250	$-	$20,989	$743
Related expenses and taxes	10,242	-	13,410	488
Net income	$5,008	$-	$7,579	$255

EPS	$0.18	$-	$0.26	$0.01

D.
Operating income before management fee expense per share and other income, net per share is used by management for purposes of evaluating its business operations.  We believe this measure is useful in comparing the operating and non-operating results of the Company for the purposes of understanding the composition of net income per fully diluted share.  The reconciliation of operating income before management fee expense per share and other income, net per share to net income per fully diluted share is provided below.

	3rd Quarter		YTD September
	2010	2009	2010	2009
Operating income before management fee	$23,049	$19,498	$68,827	$47,314
Management fee expense	(2,305)	(1,942)	(6,870)	(4,722)
Tax expense	(7,542)	(6,569)	(22,628)	(15,045)
Noncontrolling interest (expense)/income	114	(16)	157	54
Operating income (after management fee and taxes)	13,316	10,971	39,486	27,601
per fully diluted share	$0.47	$0.40	$1.42	$1.01

Other income, net	$12,633	$6,961	$5,274	$15,693
Management fee expense	(1,235)	(696)	(498)	(1,569)
Tax expense	(4,144)	(2,344)	(1,753)	(4,989)
Noncontrolling interest expense	(464)	(241)	(628)	(557)
Other income, net (after management fee and taxes)	$6,790	$3,680	$2,395	$8,578

Add back interest on convertible notes	$1,275	$-	$1,400	$-
Management fee expense	(128)	-	(140)	-
Tax expense	(427)	-	(469)	-
Net income attributable to interest add back	720	-	791	-
per fully diluted share	$0.26	$0.13	$0.11	$0.31

Net income per fully diluted share	$0.73	$0.53	$1.53	$1.32

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

Our disclosure and analysis in this press release contain some forward-looking statements.  Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements because they do not relate strictly to historical or current facts. They use words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning. They also appear in any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance of our products, expenses, the outcome of any legal proceedings, and financial results.  Although we believe that we are basing our expectations and beliefs on reasonable assumptions within the bounds of what we currently know about our business and operations, there can be no assurance that our actual results will not differ materially from what we expect or believe.  Some of the factors that could cause our actual results to differ from our expectations or beliefs include, without limitation: the adverse effect from a decline in the securities markets; a decline in the performance of our products; a general downturn in the economy; changes in government policy or regulation; changes in our ability to attract or retain key employees; and unforeseen costs and other effects related to legal proceedings or investigations of governmental and self-regulatory organizations.  We also direct your attention to any more specific discussions of risk contained in our Form 10-K and other public filings.  We are providing these statements as permitted by the Private Litigation Reform Act of 1995.  We do not undertake to update publicly any forward-looking statements if we subsequently learn that we are unlikely to achieve our expectations or if we receive any additional information relating to the subject matters of our forward-looking statements.

The Company reported Assets Under Management as follows (in millions):

Table I: Fund Flows - 3rd Quarter 2010
		Closed-end Fund
		distributions,		Market
	June 30,	net of	Net cash	appreciation/	September 30,
	2010	reinvestments	flows (a)	(depreciation)	2010
Equities:
Open-end Funds	$8,684	$-	$281	$997	$9,962
Closed-end Funds	4,470	(83)	111	535	5,033
Institutional & PWM - direct	8,988	-	10	1,174	10,172
Institutional & PWM - sub-advisory	1,935	-	37	246	2,218
Investment Partnerships	406	-	40	20	466
Total Equities	24,483	(83)	479	2,972	27,851
Fixed Income:
Money-Market Fund	1,579	-	65	-	1,644
Institutional & PWM	26	-	-	-	26
Total Fixed Income	1,605	-	65	-	1,670
Total Assets Under Management	$26,088	$(83)	$544	$2,972	$29,521
(a) Includes $111 million of shares issued for closed-end funds.

The Company reported Assets Under Management as follows (in millions):

Table II: Fund Flows - Nine months ended September 30, 2010
		Closed-end Fund
		distributions,			Market
	December 31,	net of	Net cash		appreciation/	September 30,
	2009	reinvestments	flows (a)		(depreciation)	2010
Equities:
Open-end Funds	$8,476	$-	$742		$744	$9,962
Closed-end Funds	4,609	(232)	302		354	5,033
Institutional & PWM - direct	9,312	-	(152)		1,012	10,172
Institutional & PWM - sub-advisory	1,897	-	120		201	2,218
Investment Partnerships	305	-	134	(b)	27	466
Total Equities	24,599	(232)	1,146		2,338	27,851
Fixed Income:
Money-Market Fund	1,721	-	(78)		1	1,644
Institutional & PWM	26	-	-		-	26
Total Fixed Income	1,747	-	(78)		1	1,670
Total Assets Under Management	$26,346	$(232)	$1,068		$2,339	$29,521
(a) Includes $302 million of shares issued for closed-end funds.
(b) Includes $50 million invested by the Company in a new merger arbitrage fund.

Table III: Assets Under Management
	September 30,	September 30,	%
	2009	2010	Inc.(Dec.)
Equities:
Open-end Funds	$7,906	$9,962	26.0%
Closed-end Funds	4,369	5,033	15.2
Institutional & PWM - direct	8,491	10,172	19.8
Institutional & PWM - sub-advisory	1,777	2,218	24.8
Investment Partnerships	291	466	60.1
Total Equities	22,834	27,851	22.0
Fixed Income:
Money-Market Fund	1,616	1,644	1.7
Institutional & PWM	26	26	-
Total Fixed Income	1,642	1,670	1.7
Total Assets Under Management	$24,476	$29,521	20.6%

Table IV: Assets Under Management by Quarter
						% Increase/
						(decrease) from
	9/09	12/09	3/10	6/10	9/10	9/09	6/10
Equities:
Open-end Funds	$7,906	$8,476	$9,153	$8,684	$9,962	26.0%	14.7%
Closed-end Funds	4,369	4,609	4,766	4,470	5,033	15.2	12.6
Institutional & PWM - direct	8,491	9,312	9,904	8,988	10,172	19.8	13.2
Institutional & PWM - sub-advisory	1,777	1,897	2,059	1,935	2,218	24.8	14.6
Investment Partnerships	291	305	341	406	466	60.1	14.8
Total Equities	22,834	24,599	26,223	24,483	27,851	22.0	13.8
Fixed Income:
Money-Market Fund	1,616	1,721	1,727	1,579	1,644	1.7	4.1
Institutional & PWM	26	26	26	26	26	-	-
Total Fixed Income	1,642	1,747	1,753	1,605	1,670	1.7	4.0
Total Assets Under Management	$24,476	$26,346	$27,976	$26,088	$29,521	20.6%	13.2%

Table V

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Three Months Ended September 30,
				% Inc.
	2010		2009	(Dec.)

Investment advisory and incentive fees	$50,249		$40,957	22.7%
Insitutional research services	4,005		4,588	(12.7)
Distribution fees and other income	8,189		6,037	35.6
Total revenues	62,443		51,582	21.1

Compensation costs	26,661		21,590	23.5
Distribution costs	7,710		6,089	26.6
Other operating expenses	5,023		4,405	14.0
Total expenses	39,394		32,084	22.8

Operating income before management fee	23,049		19,498	18.2

Investment income	15,928		10,257	55.3
Interest expense	(3,295)		(3,296)	(0.0)
Other income/(expense), net	12,633		6,961	81.5

Income before management fee and income taxes	35,682		26,459	34.9
Management fee expense	3,540		2,638	34.2
Income before income taxes	32,142		23,821	34.9
Income taxes expense	11,686		8,913	31.1
Net income	20,456		14,908	37.2
Net income attributable to the noncontrolling interests	350		257	36.2
Net income attributable to GAMCO Investors, Inc.	$20,106		$14,651	37.2

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$0.75		$0.54	38.9

Diluted	$0.73		$0.53	37.7

Weighted average shares outstanding:
Basic	26,828	(a)	27,366	(2.0)

Diluted	28,364		27,505	3.1%
Notes:
(a) Shares outstanding at September 30, 2010 were 27,262,114, including 439,900 RSAs.
See GAAP to non-GAAP reconciliation on page 16.

Table VI

GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	For the Nine Months Ended September 30,
				% Inc.
	2010		2009	(Dec.)

Investment advisory and incentive fees	$149,862		$112,145	33.6%
Insitutional research services	11,953		12,187	(1.9)
Distribution fees and other income	23,125		15,780	46.5
Total revenues	184,940		140,112	32.0

Compensation costs	78,745		62,056	26.9
Distribution costs	21,840		17,094	27.8
Other operating expenses	15,528		13,648	13.8
Total expenses	116,113		92,798	25.1

Operating income before management fee	68,827		47,314	45.5

Investment income	15,267		25,658	(40.5)
Interest expense	(9,993)		(9,965)	0.3
Other income/(expense), net	5,274		15,693	(66.4)

Income before management fee and income taxes	74,101		63,007	17.6
Management fee expense	7,368		6,291	17.1
Income before income taxes	66,733		56,716	17.7
Income taxes expense	24,381		20,034	21.7
Net income	42,352		36,682	15.5
Net income attributable to the noncontrolling interests	471		503	(6.4)
Net income attributable to GAMCO Investors, Inc.	$41,881		$36,179	15.8

Net income attributable to GAMCO Investors, Inc. per share:
Basic	$1.55		$1.32	17.4

Diluted	$1.53		$1.32	15.9

Weighted average shares outstanding:
Basic	26,996	(a)	27,376	(1.4)

Diluted	27,818		27,464	1.3%
Notes:
(a) Shares outstanding at September 30, 2010 were 27,262,114, including 439,900 RSAs.
See GAAP to non-GAAP reconciliation on page 16.

Table VII
GAMCO INVESTORS, INC.
UNAUDITED QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Dollars in thousands, except per share data)

	2010				2009
	1st	2nd	3rd	YTD	1st	2nd	3rd	YTD	4th
	Quarter	Quarter	Quarter	2010	Quarter	Quarter	Quarter	2009	Quarter	Full-Year
Income Statement Data:

Revenues	$59,998	$62,499	$62,443	$184,940	$43,359	$45,171	$51,582	$140,112	$78,002	$218,114

Expenses	38,180	38,539	39,394	116,113	30,508	30,206	32,084	92,798	43,348	136,146

Operating income before
management fee	21,818	23,960	23,049	68,827	12,851	14,965	19,498	47,314	34,654	81,968

Investment income/(loss)	6,047	(6,708)	15,928	15,267	3,870	11,531	10,257	25,658	3,325	28,983
Interest expense	(3,292)	(3,406)	(3,295)	(9,993)	(3,234)	(3,435)	(3,296)	(9,965)	(3,325)	(13,290)
Other income/(expense), net	2,755	(10,114)	12,633	5,274	636	8,096	6,961	15,693	-	15,693

Income before management
fee and income taxes	24,573	13,846	35,682	74,101	13,487	23,061	26,459	63,007	34,654	97,661
Management fee expense	2,448	1,380	3,540	7,368	1,349	2,304	2,638	6,291	3,467	9,758
Income before income taxes	22,125	12,466	32,142	66,733	12,138	20,757	23,821	56,716	31,187	87,903
Income tax expense	8,294	4,401	11,686	24,381	3,988	7,133	8,913	20,034	11,727	31,761
Net income	13,831	8,065	20,456	42,352	8,150	13,624	14,908	36,682	19,460	56,142
Net income/(loss) attributable
to the noncontrolling interests	105	16	350	471	(62)	308	257	503	106	609
Net income attributable to
GAMCO Investors, Inc.	$13,726	$8,049	$20,106	$41,881	$8,212	$13,316	$14,651	$36,179	$19,354	$55,533

Net income attributable to
GAMCO Investors, Inc.
per share:
Basic	$0.50	$0.30	$0.75	$1.55	$0.30	$0.49	$0.54	$1.32	$0.71	$2.03

Diluted	$0.50	$0.30	$0.73	$1.53	$0.30	$0.48	$0.53	$1.32	$0.70	$2.02

Weighted average shares outstanding:
Basic	27,184	26,979	26,828	26,996	27,379	27,384	27,366	27,376	27,256	27,345

Diluted	28,148	27,219	28,364	27,818	27,386	27,508	27,505	27,464	29,085	28,214
Reconciliation of non-GAAP
financial measures to GAAP:
Operating income before
management fee	$21,818	$23,960	$23,049	$68,827	$12,851	$14,965	$19,498	$47,314	$34,654	$81,968
Deduct: management fee expense	2,448	1,380	3,540	7,368	1,349	2,304	2,638	6,291	3,467	9,758
Operating income	$19,370	$22,580	$19,509	$61,459	$11,502	$12,661	$16,860	$41,023	$31,187	$72,210

Operating margin before
management fee	36.4%	38.3%	36.9%	37.2%	29.6%	33.1%	37.8%	33.8%	44.4%	37.6%
Operating margin after
management fee	32.3%	36.1%	31.2%	33.2%	26.5%	28.0%	32.7%	29.3%	40.0%	33.1%

Table VIII
GAMCO INVESTORS, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Dollars in thousands, except per share data)

	September 30,		December 31,	September 30,
	2010		2009	2009

ASSETS

Cash and cash equivalents (a)	$294,271	(b)	$400,528	$463,361
Investments	307,454		220,057	236,567
Receivable from brokers	62,209		30,072	21,991
Other receivables	22,861		41,915	17,985
Income tax receivable and deferred tax assets	-		-	4,536
Other assets	15,424		15,237	14,220

Total assets	$702,219		$707,809	$758,660

LIABILITIES AND EQUITY

Payable to brokers	$4,151		$395	$10,006
Income taxes payable	4,533		8,523	-
Compensation payable	23,575		13,302	20,974
Securities sold short, not yet purchased	18,446		9,569	9,738
Accrued expenses and other liabilities	32,000		32,044	31,743
Sub-total	82,705		63,833	72,461

5.5% Senior notes (due May 15, 2013)	99,000		99,000	99,000
6% Convertible note (due August 14, 2011)	-		39,851	39,829
6.5% Convertible note (due October 2, 2018)	60,000	(b)	60,000	60,000
Total debt	159,000		198,851	198,829
Total liabilities	241,705		262,684	271,290

Redeemable noncontrolling interests	15,994		1,464	1,424

GAMCO Investors, Inc.'s stockholders' equity	441,140		439,618	481,998
Noncontrolling interests	3,380		4,043	3,948
Total equity	444,520		443,661	485,946

Total liabilities and equity	$702,219		$707,809	$758,660

(a) At September 30, 2010, December 31, 2009 and September 30, 2009, $62.3 million, $62.3 million and $62.2 million, respectively, are held in escrow for the Cascade Note and classified as cash and cash equivalents.
(b) Redeemed our 6.5% Convertible note due October 2, 2018 at par on October 13, 2010.

GABELLI/GAMCO FUNDS		Gabelli Funds Lipper Rankings as of September 30, 2010
		1 Yr - 09/30/09-09/30/10		3 Yrs - 09/30/07-09/30/10		5 Yrs - 09/30/05-09/30/10		10 Yrs - 09/30/00-09/30/10
		Percentile	Rank /	Percentile	Rank /	Percentile	Rank /	Percentile	Rank /
Fund Name	Lipper Category	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds	Rank	Total Funds
Gabelli Asset; AAA	Multi-Cap Core Funds	6	46/875	18	135/761	7	39/610	16	41/265
Gabelli Value Fund; A	Multi-Cap Core Funds	1	3/875	27	204/761	20	119/610	27	70/265
Gabelli SRI; AAA	Multi-Cap Growth Funds	90	383/429	2	6/388	-	-	-	-
Gabelli Eq:Eq Inc; AAA	Equity Income Funds	50	138/276	22	52/237	22	43/195	13	13/106
GAMCO Growth; AAA	Large-Cap Growth Funds	97	824/856	74	543/737	70	429/619	73	255/350
Gabelli Eq:SC Gro; AAA	Small-Cap Core Funds	18	134/778	12	77/684	9	50/561	19	54/296
Gabelli Eq:Wd SCV; AAA	Small-Cap Core Funds	57	439/778	40	268/684	50	280/561	-	-
GAMCO Gl:Oppty; AAA	Global Large-Cap Growth	22	27/123	26	22/86	20	14/72	19	8/43
GAMCO Gl:Growth; AAA	Global Large-Cap Growth	73	91/123	29	25/86	47	34/72	74	34/43
GAMCO Gold; AAA	Precious Metal Funds	44	36/82	46	31/67	38	20/52	31	10/32
GAMCO Intl Gro; AAA	International Large-Cap Growth	8	15/202	30	50/167	59	74/126	52	44/84
Gabelli Bl Chp Val; AAA	Large-Cap Core Funds	42	401/976	22	180/828	28	193/699	32	136/426
Gabelli Inv:ABC; AAA	Specialty Diversified Equity Funds	63	25/39	14	5/35	22	5/22	30	3/9
GAMCO Mathers; AAA	Specialty Diversified Equity Funds	75	30/39	62	22/35	61	14/22	70	7/9
Comstock Cap Val; A	Specialty Diversified Equity Funds	93	37/39	48	17/35	83	19/22	60	6/9
GAMCO Gl:Telecom; AAA	Telecommunications Funds	71	31/43	26	9/34	32	9/28	10	2/21
GAMCO Gl:Convert; AAA	Convertible Securities Funds	26	17/66	95	52/54	92	46/49	84	36/42
Gabelli Utilities; AAA	Utility Funds	38	31/82	2	1/75	18	11/63	25	12/48
787:Gabelli Merg&Acq; A	Mid-Cap Core Funds	95	355/374	25	74/345	33	83/254	-	-
Gabelli Capital Asset Fund	Distributed through Insurance Channel	5	15/338	33	101/315	9	20/237	9	8/95
% of funds in top half		55.0%		85.0%		73.7%		64.7%

Data presented reflects past performance, which is no guarantee of future results. Strong rankings are not indicative of positive fund performance. Absolute performance for some funds was negative for certain periods. Other share classes are available which may have different performance characteristics.

Lipper, a wholly-owned subsidiary of Reuters, provides independent insight on global collective investments including mutual funds, retirement funds, hedge funds, fund fees and expenses to the asset management and media communities. Lipper ranks the performance of mutual funds within a classification of funds that have similar investment objectives.
Rankings are historical with capital gains and dividends reinvested and do not include the effect of loads. If an expense waiver was in effect, it may have had a material effect on the total return or yield for the period.

Relative long-term investment performance remained strong with approximately 55%, 85%, 74% and 65% of firmwide mutual funds in the top half of their Lipper categories on a one-, three-, five-, and ten-year total-return basis, respectively, as of September 30, 2010.

Investors should consider carefully the investment objective, risks, charges and expenses of a fund before investing. The Prospectus which contains more information about this and other matters, should be read carefully before investing. You can obtain a prospectus by calling 1-800 GABELLI. Distributed by Gabelli & Company. Other share classes are available that have different performance characteristics.

The inception date for the Gabelli SRI Green Fund was June 1, 2007. The inception date for the Gabelli Woodland Small Cap Value Fund was December 31, 2002. The inception date for the Gabelli Enterprise Mergers & Acquisitions Fund was February 28, 2001.